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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 19, 1995


                             ONCOGENE SCIENCE, INC.
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               (Exact Name of Registrant as Specified in Charter)




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
Delaware                                         0-15190                                13-3159796
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(State or Other Jurisdiction              (Commission File Number)                    (I.R.S. Employer
of Incorporation)                                                                   Identification No.)
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
106 Charles Lindbergh Blvd., Uniondale, NY                                              11553
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(Address of Principal Executive Offices)                                             (Zip Code)
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Registrant's telephone number, including area code:  (516) 222-0023
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ITEM 5.  OTHER EVENTS

         Oncogene Science, Inc. (the "Company") has entered into an Agreement dated April 19, 1995 (the "Agreement") with Ciba-Geigy Limited ("Ciba"). This Agreement expands the scope of the companies' collaborative efforts with respect to recombinant Human Transforming Growth Factor Beta 3 ("TGF-B3") to include development of TGF-B3 products for the treatment of oral mucositis and certain other indications. Oral mucositis is a painful, often debilitating condition characterized by mouth and throat lesions that frequently occur as a side effect of chemotherapy. The Agreement replaces the Company's previous agreement among the Company, Ciba and Pfizer Inc. under which Ciba had focused on the development of TGF-B3 for wound healing applications. Under the Agreement, the Company will fund oral mucositis Phase I clinical trials and Ciba will fund Phase II and III clinical trials.

         The Agreement grants to Ciba, in exchange for royalty payments and certain other cash payments described below, an exclusive license to manufacture, use and sell TGF-B3 products for oral mucositis and certain other indications, including wound healing and psoriasis, throughout the world.

         Pursuant to the Agreement, Ciba purchased 909,091 shares of the Company's common stock at $5.50 per share for an aggregate purchase price of $5,000,000.50. In addition, Ciba will pay the Company $10,000,000 if, and at the time, it decides to initiate Phase IIb or III clinical trials for oral mucositis. In exchange for such payment, Ciba's license will be expanded to cover all other indications for TGF-B3. Alternatively, Ciba may exercise an option within four years to expand its license under the Agreement to cover all indications for TGF-B3 by making the $10,000,000 payment. In either case, this payment will be characterized, at Ciba's option, as a milestone payment or a purchase of the Company's common stock (at the higher of $5.50 per share or the then current market price). Ciba has been granted certain registration rights with respect to all common stock it purchases from the Company under the Agreement.

         Under the Agreement, Ciba will supply the Company will all of its developmental and commercial requirements for TGF-B3 .





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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                                                   ONCOGENE SCIENCE, INC.



                                                   By:  /s/ Robert L. Van Nostrand
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                                                        Robert L. Van Nostrand,
                                                        Vice President, Finance and Administration
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 Dated:  April 21, 1995





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